UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017 (March 22, 2017)

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37656	47-4452789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street

New York, New York 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Employment Agreement with New Chief Executive Officer

As previously disclosed, the Board of Directors (the “Board”) of Sequential Brands Group, Inc. (the “Company”) has appointed Ms. Karen Murray to the position of Chief Executive Officer. On March 22, 2017, Ms. Murray and the Company entered into an employment agreement (the “Employment Agreement”). The term of the Employment Agreement runs through March 31, 2020. Under the terms of the Employment Agreement, Ms. Murray will receive an annual base salary of $600,000, which may be increased from time to time in the discretion of the Board. The Employment Agreement also provides that Ms. Murray will be eligible to participate in the Company’s annual bonus program for executives and will have a target annual bonus opportunity equal to 100% of her base salary, based upon the Company achieving certain adjusted EBITDA performance targets determined by the Board.

In connection with the commencement of her employment, the Company granted to Ms. Murray 100,000 restricted stock units vesting in three equal annual installments and 175,000 performance stock units to be eligible for vesting over calendar years 2017, 2018 and 2019 subject to achievement of performance goals to be determined by the Board.

The Employment Agreement also provides that Ms. Murray will be entitled to certain severance benefits if her employment ceases under specified circumstances. If Ms. Murray is terminated without cause or resigns for good reason, she will receive (i) an amount equal to the base salary she would have received if she had remained employed through the term of the Employment Agreement, (ii) a pro-rata portion of her annual bonus for the year of termination, based on actual results for such year, (iii) subsidized COBRA coverage for up to 18 months and (iv) fully vesting of any unvested portion of the 100,000 time-based restricted stock units granted upon her commencement of employment. Payment of these severance benefits is subject to the requirement that Ms. Murray execute a release of claims against the Company and its affiliates. If the Company does not offer Ms. Murray a new employment agreement that is substantially comparable to or more favorable than the Employment Agreement and Ms. Murray resigns at the end of the term of the Employment Agreement, she will receive continued payment of her base salary for six months. Finally, the Employment Agreement also contains customary confidentiality, non-competition, non-solicitation, intellectual property and indemnification provisions.

The Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Sequential Brands Group, Inc. and Karen Murray, dated March 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name: Gary Klein Title: Chief Financial Officer

Dated: March 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Sequential Brands Group, Inc. and Karen Murray, dated March 22, 2017.